Contact:	Dan Rawitch, CEO
(925) 242-5777

For Immediate Release

FiNet.com Appoints Grant Thornton
as Independent Accountants

San Ramon, CA – December 24, 2002 – FiNet.com, Inc. (OTCBB: FNCM) (the “Company” or “FiNet”) announced today that the Company’s Audit Committee and Board of Directors have appointed Grant Thornton LLP (“Grant Thornton”) as independent accountants of the Company commencing December 17, 2002.  Grant Thornton replaces FiNet’s former accountants, Ernst & Young LLP (“Ernst & Young”).

Ernst & Young has provided FiNet with several years of quality service during which FiNet and Ernst & Young had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.

About FiNet.com

FiNet.com, Inc., is a financial services holding company.  Monument Mortgage, Inc., a wholly owned subsidiary, conducts diversified mortgage banking operations and is a provider of both traditional and online mortgage services to a diversified customer base consisting of mortgage lenders and mortgage brokers. Monument Mortgage offers its services to mortgage broker businesses through www.monument.com.

Safe Harbor

Certain statements in this press release are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Because such statements are subject to risks and uncertainties, the Company’s actual results may differ materially from those expressed or implied by such forward-looking statements.  Investors are encouraged to read the “Risk Factors” section of the Company’s Annual Report on Form 10-K/A (as amended) for the year ended December 31, 2001, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, which are on file with the Securities and Exchange Commission.